UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 8, 2008 (December 28, 2007)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	333-117633 (Commission File Number)	54-2122988 (IRS Employer Identification No.)

310 Fourth Street Niagara Falls, NY (Seneca Nation Territory) (Address of Principal Executive Offices)	14303 (Zip Code)

(Registrant’s telephone number, including area code):  (716) 299-1100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

                Seneca Gaming Corporation (“SGC”) senior management will host a conference call for investors and other members of the financial community on January 11, 2008 at 11:00 AM Eastern Standard Time for purposes of discussing the Seneca Gaming Corporation’s operating results for the fourth quarter and fiscal year ended September 30, 2007.  Participating will be Barry Snyder, Sr., Chairman of the Board of Directors, E. Brian Hansberry, President and CEO, Barry Brandon, Senior Vice President and General Counsel, Rajat Shah, SGC’s Senior Vice President of Corporate Development and Patrick Fox, SGC’s Chief Financial Officer.  Interested parties may participate in this call by dialing 800-895-0198 (or 785-424-1053, outside the U.S. and Canada); the conference ID is SENECA.  Participants are requested to dial in 5 to 10 minutes prior to the scheduled start time.  A rebroadcast of this conference call will be available for 30 days by dialing 800-388-6197 (or 402-220-1115, outside the U.S. and Canada).

Additionally, Seneca Gaming Corporation entered into a Second Supplemental Indenture dated as of December 28, 2007, among SGC, the existing subsidiary guarantors party thereto, Lewiston Golf Course Corporation (“LGCC”) and Wells Fargo Bank, National Association, as trustee under the Indenture governing SGC’s 7-¼ % senior notes.  The purpose of the Second Supplemental Indenture was to add LGCC as a Guarantor party to the Indenture.  A copy of the instrument is attached to this Current Report as Exhibit 4.1.  The instrument is incorporated herein by reference and the foregoing description of the instrument is qualified in its entirety by reference to such Exhibit.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

4.1                                 Second Supplemental Indenture dated as of December 28, 2007, among Seneca Gaming Corporation, the existing subsidiary guarantors party thereto, Lewiston Golf Course Corporation and Wells Fargo Bank, National Association, as trustee under the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: January 8, 2008

/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

4.1

Second Supplemental Indenture dated as of December 28, 2007, among Seneca Gaming Corporation, the existing subsidiary guarantors party thereto, Lewiston Golf Course Corporation and Wells Fargo Bank, National Association, as trustee under the Indenture.